UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2025

MIRA PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	001-41765	85-3354547
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 Brickell Avenue, Suite 1950 #1183
Miami, Florida 33131
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (786) 432-9792

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	MIRA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

MIRA Pharmaceuticals Announces Positive Study Results for Ketamir-2 in Diabetic Neuropathy Model

MIRA Pharmaceuticals, Inc. (NASDAQ: MIRA), a clinical-stage pharmaceutical company developing novel therapeutics for neurologic and neuropsychiatric disorders, today announced positive results from a preclinical study evaluating its oral ketamine analog, Ketamir-2, in a validated animal model of diabetic neuropathy.

The study was conducted using a well-established rat model of type 2 diabetes, combining a high-fat diet with low-dose Streptozotocin (STZ) to induce insulin resistance, hyperglycemia, and a significant reduction in pancreatic β-cell function. By week 8 following induction, most of the animals developed neuropathic pain expressed as hyperalgesia and allodynia, confirmed experimentally through mechanical hypersensitivity assessments using von Frey filaments.

Animals treated orally with Ketamir-2 exhibited a statistically significant reduction in neuropathic pain symptoms compared to untreated controls. Notably, a subset of treated animals returned to pre-diabetic baseline sensitivity levels, indicating full symptom resolution in those cases. These results highlight the compound’s potential to reverse pain-related hypersensitivity in diabetic neuropathy.

The study reinforces prior preclinical findings in other experimental models demonstrating Ketamir-2’s efficacy, oral bioavailability, and non-dissociative profile. These findings support MIRA’s ongoing Phase I clinical trial in healthy volunteers and its plan to initiate a Phase IIa trial in diabetic neuropathy patients by the end of 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIRA PHARMACEUTICALS, INC.

Dated:	April 16, 2025	By:	/s/ Erez Aminov
		Name:	Erez Aminov
		Title:	Chief Executive Officer